Exhibit 32.1
Certification Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant
To Section 906 of the Sarbanes-Oxley Act of 2002

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Liska Biometry, Inc. (the "Company")on
Form 10-KSB for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Lam Ko Chau,
Principal Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully complies with the requirements of Section 13(a) or
          15(d) of the Securities Exchange Act of 1934, as amended; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Lam Ko Chau
Lam Ko Chau, President (Principal Executive Officer), Principal Financial
Officer and Principal Accounting Officer

April 6, 2004